CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 17, 2005 included in the Registration Statement on Form SB-2 Amendment No. 2 and related Prospectus of NSM Holdings, Inc. for the registration of shares of its common stock.

/s/ “Manning Elliott”
MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada

April 8, 2005